UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 27, 2026

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(c): Appointment of Principal Accounting Officer
On March 27, 2026, Horace Mann Educators Corporation (the “Company”) announced that Maureen Temchuk, Vice President, Controller and Chief Accounting Officer, will commence a temporary maternity leave of absence beginning on or about March 30, 2026.
During her leave, which is expected to continue until approximately July 6, 2026, Ryan Greenier, Executive Vice President and Chief Financial Officer, will serve as Interim Chief Accounting Officer.
Ryan Greenier, age 44, has served as Executive Vice President and Chief Financial Officer since 2024. Prior to his current role, Ryan Greenier served as Deputy Chief Financial Officer, and he previously held several leadership roles including Chief Investment Officer and Senior Vice President of Finance, Vice President of Corporate Finance, and Vice President of Investor Relations. Prior to joining Horace Mann, Mr. Greenier, a certified public accountant, held leadership roles at The Hartford in investor relations and investments, and began his career at Deloitte and Touche. Mr. Greenier earned a Bachelor of Business Administration in Accounting from Pace University and a Master of Business Administration in Finance from the University of Connecticut.
There are no arrangements or understandings between Ryan Greenier and any other person pursuant to which he was selected as Interim Chief Accounting Officer. There are no related-party transactions requiring disclosure under Item 404(a) of Regulation S-K. Ryan Greenier will continue to receive his current compensation arrangements in connection with serving as Interim Chief Accounting Officer.
The Company expects Maureen Temchuk to resume her role as Chief Accounting Officer upon completion of her leave.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: March 27, 2026
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